UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 5, 2021

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XT ENERGY GROUP, INC.

(Exact name of registrant as specified in its charter)

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Nevada	0-54520	98-0632932
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

No. 1, Fuqiao Village, Hengguoqiao Town, Xianning, Hubei, P.R. China 437012

(Address of Principal Executive Office) (Zip Code)

626-991-9603

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	DEPARTURES OF DIRECTORS OR CERTAIN OFFICERS, APPOINTMENT OF CERTAIN OFFICERS

On July 5, 2021, at a meeting of the Registrant's Board of Directors, Mr. Denghua Zhou submitted his resignation from his position as the Registrant's Chief Executive Officer and Mr. Qiang Ou submitted his resignation from his position as the Registrant's Chief Operating Officer. Upon receipt of the aforesaid resignations, the Board of Directors appointed Mr. Thomas Quon to serve as the Registrant's Chief Executive Officer.

Information regarding Mr. Quon follows.

Thomas Quon. Mr. Quon has been engaged in the restaurant business for over eleven years. Since 2017 Mr. Quon has been employed as a personal assistant for Zhou Jian, who is a member of the Registrant's Board of Directors. In that position, Mr. Quon was responsible for acquiring and renovating new restaurant locations, and for training the initial staff of the restaurants. From 2010 to 2017, Mr. Quon owned and operated Bonito Hibachi, a restaurant in Freeport, Long Island, where he managed a staff of 40 employees. Mr. Quon attended Aviation High School in Queens, New York. Mr. Quon is 49 years old.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

XT Energy Group, Inc.

Date: July 9, 2021	By:	/s/ Thomas Quon Thomas Quon, Chief Executive Officer

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